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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549



                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 13, 1999



                              JABIL CIRCUIT, INC.

             (Exact name of registrant as specified in its charter)





            DELAWARE                                            38-1886260
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)





                             10800 Roosevelt Blvd.
                            St. Petersburg, FL 33716
          (Address of principal executive offices, including zip code)

        Registrant's Telephone No., including area code: (727) 577-9749



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                              JABIL CIRCUIT, INC.


Item 2.  Acquisition or Disposition of Assets


         On September 13, 1999, the registrant completed the acquisition of 100 percent of the voting common stock of GET Manufacturing, Inc. The acquisition was made pursuant to an agreement and plan of merger between the registrant, a Delaware corporation, JG Acquisition, Inc., a Michigan corporation and wholly-owned subsidiary of the registrant, GET Manufacturing, Inc., a corporation organized under the laws of the British Virgin Islands, and Mr. Shin Fang. The acquisition was completed through an exchange of approximately
5.6 million shares of Jabil Circuit, Inc. common stock for 100 percent of the voting common stock of GET Manufacturing. The acquired assets were used by the seller to manufacture printed circuit board assemblies and systems assemblies. The registrant will use the acquired assets to continue to manufacture printed circuit board assemblies and systems assemblies.


Item 7.  Financial Statements and Exhibits.

(a) & (b) It is currently not feasible to provide financial statements, pro forma or historical which conform with U.S. GAAP, required pursuant to Regulation S-K in connection with the acquisition identified in Item 2 above. This Report will be amended within 60 days from the date this Report is filed to include such financial statement information.

(c)       Exhibits

2.1* Agreement and Plan of Merger among Jabil Circuit, Inc., JG Acquisition, Inc., Get Manufacturing, Inc. and Mr. Shin Fang dated August 11, 1999 and amended September 13, 1999.

99.1      Press Release dated August 5, 1999.

99.2      Press Release dated September 13, 1999.




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* Portions of this Exhibit have been deleted and filed separately with the
  Securities and Exchange Commission pursuant to the Company's request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act.




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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Jabil Circuit, Inc.
                                         Registrant


Date: September 28, 1999                 By: /s/ Chris A. Lewis
      ------------------                    -----------------------------------
                                                 Chris A. Lewis
                                                 Chief Financial Officer





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